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                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "RENAISSANCE MEDIA LLC", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1997 AT 9 O'CLOCK A.M.




                                     (Seal)




                                          /s/ Edward J. Freel
                             (Seal)       ___________________________________
                                          EDWARD J. FREEL, SECRETARY OF STATE


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                            CERTIFICATE OF FORMATION

                                       OF

                             RENAISSANCE MEDIA LLC


     This Certificate of Formation of Renaissance Media LLC (the "COMPANY"), dated, November 24, 1997 is being duly executed and filed by Morgan Stanley Capital Partners III, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C, section 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is Renaissance Media LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   MORGAN STANLEY CAPITAL PARTNERS III, INC.


                                   By: /s/ Lawrence B. Sorrel
                                       ------------------------
                                       Name: Lawrence B. Sorrel
                                       Title: Managing Director




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